UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 21, 2025

Chimerix, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35867	33-0903395
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2505 Meridian Parkway, Suite 100 Durham, NC	27713
(Address of principal executive offices)	(Zip Code)

(919) 806-1074

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CMRX	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed in the Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 5, 2025, Chimerix, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of March 4, 2025, with Jazz Pharmaceuticals Public Limited Company, an Irish public limited company (“Parent”), and Pinetree Acquisition Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Purchaser”).

Pursuant to the Merger Agreement, on March 21, 2025, Purchaser commenced a tender offer (the “Offer”) to purchase all of the issued and outstanding shares of the common stock of the Company, par value $0.001 per share (the “Shares”), in exchange for $8.55 per share, payable in cash at closing, without interest and subject to reduction for any applicable withholding of taxes (the “Offer Consideration”).

The Offer expired as scheduled one minute after 11:59 p.m., Eastern Time on April 17, 2025 (such date and time, the “Expiration Time”) and was not extended. Computershare Trust Company, N.A., in its capacity as depositary and paying agent for the Offer (the “Depositary and Paying Agent”), advised Purchaser that, as of the Expiration Time, 84,845,016 Shares had been validly tendered and not validly withdrawn pursuant to the Offer, which represent approximately 90.45% of the issued and outstanding Shares. The number of Shares tendered satisfied the condition to the Offer that there be validly tendered and not validly withdrawn Shares that, considered together with all other shares (if any) owned by Purchaser and its affiliates, including Parent, represent one more share than 50% of the total number of Shares outstanding at the time of the expiration of the Offer. On April 21, 2025, Purchaser accepted for payment all Shares validly tendered and not validly withdrawn pursuant to the Offer.

Following the consummation of the Offer, pursuant to the terms and conditions of the Merger Agreement, in accordance with Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”) and without a meeting or a vote of the Company’s stockholders, on April 21, 2025, Purchaser was merged with and into the Company (the “Merger”), with the Company surviving such Merger as a wholly owned indirect subsidiary of Parent.

Pursuant to the terms of the Merger Agreement, as of the effective time of the Merger (the “Effective Time”), by virtue of the Merger and without any action on the part of the holders thereof, all Shares not validly tendered and issued and outstanding immediately prior to the Effective Time (other than (a)(i) Shares held immediately prior to the Effective Time by the Company (including in the Company’s treasury), (a)(ii) any Shares held immediately prior to the Effective Time by Parent or Purchaser, (b) any Shares held immediately prior to the Effective Time by any direct or indirect wholly owned subsidiary of Parent (other than Purchaser) or of the Company, and (c) Shares held by stockholders of the Company who have properly exercised and perfected their statutory rights of appraisal under the DGCL) have been canceled and converted into the right to receive the Offer Consideration.

In addition, pursuant to the Merger Agreement, at the Effective Time:

•

each of the Company’s compensatory options to purchase Shares (a “Company Option”) that was outstanding and unexercised as of immediately prior to the Effective Time, whether or not vested, and which had a per share exercise price that is less than the Offer Price (an “In the Money Option”), were cancelled and converted into the right to receive a cash payment equal to (i) the excess of (A) the Offer Price over (B) the exercise price payable per Share of such In the Money Option, multiplied by (ii) the total number of Shares subject to such In the Money Option immediately prior to the Effective Time (without regard to vesting);

•	each Company Option other than an In the Money Option that was then outstanding and unexercised, whether or not vested, was cancelled with no consideration payable in respect thereof;

•

each of the Company’s restricted stock units with respect to Shares (a “Company RSU”) then outstanding was cancelled and converted into the right to receive a cash payment equal to the product of (i) the Offer Price and (ii) the number of Shares subject to such Company RSU immediately prior to the Effective Time; and

•

the Warrant to Purchase Stock issued as of December 23, 2024 by the Company to Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (the “Company Warrant”), ceased to represent the right to purchase Shares and then represented the right to receive a cash payment equal to (A) the excess of (x) the Offer Price over (y) the exercise price payable per Share of the Company Warrant, multiplied by (B) the total number of Shares subject to the Company Warrant immediately prior to the Effective Time.

The foregoing description of the Offer, the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Current Report on Form 8-K/A filed by the Company with the SEC on March 5, 2025 and is incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement

On April 21, 2025, in connection with the Merger, the Company, as borrower, terminated the Amended and Restated Loan and Security Agreement, dated December 23, 2024, by and between the Company and Silicon Valley Bank, a division of First-Citizens Bank & Trust Company (the “Loan and Security Agreement”). The Company previously filed the Loan and Security Agreement as Exhibit 10.23 to its Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 21, 2025.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 2.01.	Completion of Acquisition or Disposition of Assets

As described in the Introductory Note above, on April 21, 2025, Purchaser irrevocably accepted for payment all Shares validly tendered and not validly withdrawn pursuant to the Offer on or prior to the Expiration Time. On April 21, 2025, the Merger was completed pursuant to Section 251(h) of the DGCL, with no vote of the Company’s stockholders required. Upon the consummation of the Merger, the Company became an indirect wholly owned subsidiary of Parent.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On April 21, 2025, the Company notified The Nasdaq Global Market (“Nasdaq”) of the consummation of the Merger and requested that Nasdaq (i) suspend trading of and delist the Shares and (ii) file with the SEC a notification of removal from listing and/or registration on Form 25 to effect the delisting of all Shares from Nasdaq and the deregistration of such Shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Company intends to file a certification and notice of termination of registration on Form 15 with the SEC requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Item 3.03.	Material Modification to Rights of Security Holders

The information set forth in the Introductory Note and Items 2.01, 3.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant

As a result of the completion of the Merger, a change in control of the Company occurred, and the Company became an indirect wholly owned subsidiary of Parent. The Offer Consideration was funded through Parent’s cash on hand.

The information set forth in the Introductory Note and Items 2.01 and 5.02 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated herein by reference.

In accordance with the terms of the Merger Agreement, (i) each of Michael T. Andriole, Mike Sherman, Martha J. Demski, Fred. A. Middleton, Robert J. Meyer, Marc D. Kozin, Pratik S. Multani, Vicki Vakiener and Lisa L. Decker resigned from his or her respective positions as a member of the Company’s board of directors and all committees thereof, effective as of the Effective Time and (ii) Alan Campion, the sole director of the Purchaser immediately prior to the Effective Time, became the sole director of the Company, in each case, as of the Effective Time. The director resignations were tendered in connection with the Merger and were not a result of any disagreement between the Company and the directors on any matter relating to the Company’s operations, policies or practices.

Effective immediately following completion of the Merger, all of the incumbent officers of the Company, as of immediately prior to the effectiveness of the Merger, were removed as officers of the Company. Following the Effective Time, the officers of the Company are as follows: Alan Campion, Chief Financial Officer, and Andrea Burke, Vice President.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Pursuant to the terms of the Merger Agreement, at the Effective Time, the Company’s certificate of incorporation and bylaws were each amended and restated in their entirety. Copies of the amended and restated certificate of incorporation and amended and restated bylaws are attached as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of March 4, 2025, by and among Chimerix, Inc., Jazz Pharmaceuticals Public Limited Company and Pinetree Acquisition Sub, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K/A filed with the SEC on March 5, 2025).

3.1	Amended and Restated Certificate of Incorporation of Chimerix, Inc.

3.2	Amended and Restated Bylaws of Chimerix, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or similar attachment to Exhibit 2.1.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHIMERIX, INC.

Date: April 21, 2025	By:	/s/ Alan Campion
Name: Alan Campion
Title: Chief Financial Officer